Exhibit 1.1

Underwriting Agreement

May     , 2010

Rodman & Renshaw, LLC

As representative of the several Underwriters named in Schedule I hereto

c/o Rodman & Renshaw, LLC

1251 Avenue of the Americas, 20th Floor

New York, New York 10020

Ladies and Gentlemen:

Med BioGene Inc., a corporation existing under the laws of the Province of British Columbia (“Company”), confirms its agreement, subject to the terms and conditions stated herein, to issue and sell to the underwriters named in Schedule I hereto (collectively, the “Underwriters” or individually, an “Underwriter”) for whom you are acting as representative (the “Representative”) an aggregate of              Common Shares, without par value (the “Common Shares”), and, at the election of the Underwriters in the circumstances specified in Section 2 hereof, up to              additional Common Shares. The              Common Shares to be sold by the Company are herein called the “Firm Shares” and the              [15% of the Common Shares] additional Common Shares to be sold by the Company are herein called the “Option Shares.” The Firm Shares and the Option Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively referred to as the “Securities.”

The Company understands that the Underwriters propose to make a public offering of the Securities in the United States and in the Canadian provinces of British Columbia, Alberta and Ontario (collectively, the “Canadian Offering Jurisdictions”), upon the terms set forth in this Underwriting Agreement (the “Agreement”), as soon as the Underwriters deem advisable after this Agreement has been executed and delivered. The Company further understands that any public offering of the Securities in the Canadian Offering Jurisdictions will be made solely by Dundee Securities Corporation.

1. The Company represents and warrants to each Underwriter as of the date of this Agreement and as of the First Time of Delivery (as defined in Section 6 hereof) and as of each Second Time of Delivery (as defined in Section 6 hereof), if any, that:

(i) A registration statement on Form F-1 (File No. 333-164050) (as amended by all pre-effective amendments thereto, the “Initial Registration Statement”) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”). The Initial Registration Statement and any post-effective amendment thereto have been declared effective by the Commission; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has following declaration of effectiveness been filed under the Act with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and, to the best of the Company’s knowledge, no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 7(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Securities that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(iii) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”; all references in this Agreement to the Initial Registration Statement, the Rule 462(b) Registration Statement, a Preliminary Prospectus, the Pricing Prospectus and the Prospectus, or any amendments or supplements to any of the foregoing, shall be deemed to refer to and include any documents incorporated by reference therein (the “Incorporated Documents”), and shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System);

(ii) No order preventing or suspending the use of the Preliminary Prospectus dated May     , 2010 or any Issuer Free Writing Prospectus has been issued by the Commission, and the Preliminary Prospectus dated May     , 2010, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company with respect to the Underwriters by the Representative expressly for use therein;

(iii) For the purposes of this Agreement, the “Applicable Time” is 5:00 p.m. (Eastern time) on the date of this Agreement. The Pricing Prospectus, as supplemented by the Issuer Free Writing Prospectuses, if any, listed on Schedule II hereto, taken together as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus, if any, listed on Schedule II hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company with respect to the Underwriters by the Representative expressly for use therein;

(iv) The Company meets the general eligibility requirements for use of Form F-1 under the Act. The Company is a “foreign private issuer” as defined in Rule 405 of the Act as of the date of any Preliminary Prospectus, Pricing Prospectus, Issuer Free Writing Prospectus and Registration Statement and as of the date hereof. The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects with the requirements of the Act and the rules and regulations of the Commission thereunder, and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The representations and warranties set forth in the immediately preceding sentence shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company with respect to the Underwriters by the Representative expressly for use therein;

(v) The Company has filed with the Commission a Form 8-A registration statement (“Form 8-A”) providing for the registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Common Shares, which registration statement complies in all material respects with the requirements of the Exchange Act. The Form 8-A has been declared effective by the Commission prior to or on the date hereof;

(vi) The Company prepared and filed a preliminary short form prospectus (the “Initial Canadian Preliminary Prospectus”), dated December 28, 2009, with the British Columbia Securities Commission (the “Reviewing Authority”) in accordance with applicable rules and procedures established by the Reviewing Authority. The Reviewing Authority issued a receipt, dated December 29, 2009, for the Initial Canadian Preliminary Prospectus. The Company subsequently prepared and filed an amendment to the Initial Canadian Preliminary Prospectus (the “Amended Canadian Preliminary Prospectus”), dated March 22, 2010, with the Reviewing Authority, which Amended Canadian Preliminary Prospectus was also filed with the Ontario Securities Commission (the “OSC”) and the Alberta Securities Commission (the “ASC”, and together with the Reviewing Authority and the OSC, the “Canadian Qualifying Authorities”), all in accordance with the rules and procedures established under applicable Canadian securities laws and the respective regulations and rules under such laws together with applicable published policy statements and instruments (“Canadian Securities Laws”), including National Instrument 44-101 Short Form Prospectus Distributions and National Instrument 41-101 General Prospectus Requirements (together, the “Short Form Procedures”), Multilateral Instrument 11-102 Passport System (“MI 11-102”) and National Policy 11-202 Process for Prospectus Reviews in Multiple Jurisdictions. The Company obtained receipts from the Reviewing Authority, dated March 23, 2010, for the Amended Canadian Preliminary Prospectus, which evidenced that a receipt had been issued by the OSC, and the Company had satisfied the conditions in MI 11-102 to the deemed issuance of a receipt by the ASC (the Initial Canadian Preliminary Prospectus and the Amended Canadian Preliminary Prospectus are together referred to as the “Canadian Preliminary Prospectus”). The amendment to the Canadian Preliminary Prospectus relating to the offering of the Securities that was last filed with the Canadian Qualifying Authorities in accordance with Canadian Securities Laws prior to the Applicable Time is hereinafter called the “Canadian Pricing Prospectus”. The final short form prospectus relating to the offering of the Securities to be filed by the Company with the Canadian Qualifying Authorities in accordance with Canadian Securities Laws and the terms of this Agreement is hereinafter called the “Canadian Final Prospectus”. All references in this Agreement to the Canadian Pricing Prospectus and the Canadian Final Prospectus, or any amendments or supplements to any of the foregoing, shall be deemed to refer to and include any documents incorporated by reference therein and shall include any copy thereof filed with the Canadian Qualifying Authorities pursuant to the System for Electronic Document Analysis and Retrieval.

(vii) No order preventing or suspending the distribution of the Securities or any other securities of the Company has been issued by the Reviewing Authority or any other securities regulatory authority in Canada (collectively, the “Canadian Securities Authorities”) and no proceedings for that purpose have been initiated or are pending or, to the best of the Company’s knowledge, threatened or contemplated by the Canadian Securities Authorities, and any request on the part of the Canadian Securities Authorities for additional information has been complied with; the Company is qualified to file a prospectus in the form of a short form prospectus in each Canadian Offering Jurisdiction pursuant to the requirements of National Instrument 44-101 Short Form Prospectus Distributions; the Canadian Preliminary Prospectus, the Canadian Pricing Prospectus and the Canadian Final Prospectus contain all documents that are required by Canadian Securities Laws to be incorporated by reference therein.

(viii) The Canadian Pricing Prospectus (including any document incorporated by reference therein) did, and the Canadian Final Prospectus (including any document incorporated by reference therein) (and any further amendments or supplements thereto) will, comply in all material respects with the applicable requirements of Canadian Securities Laws; the Canadian Pricing Prospectus, as of the time of filing thereof, did not, and the Canadian Final Prospectus (and any further amendments or supplements thereto) will not, include any untrue statement of a material fact or omit to state a material fact that is required to be stated or necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading, and the Canadian Pricing Prospectus, as of the time of filing thereof, constituted, and the Canadian Final Prospectus (and any further amendments of supplements thereto) will constitute, full, true and plain disclosure of all material facts relating to the Securities and to the Company; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company with respect to the Underwriters by the Representative expressly for use therein;

(ix) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited consolidated financial statements included in or incorporated by reference into the Pricing Prospectus and the Canadian Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth, contemplated or incorporated by reference in the Pricing Prospectus and the Canadian Pricing Prospectus, except for such loss or interference as would not, individually or in the aggregate, have a material adverse effect on the business, prospects, operations, assets, condition (financial or otherwise), shareholders’ equity or results of operations of the Company and its consolidated subsidiaries taken as a whole (a “Material Adverse Effect”); and, since the respective dates as of which information is given in the Pricing Prospectus and the Canadian Pricing Prospectus, except as otherwise specifically stated therein, (A) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries other than grants of stock options to employees of the Company pursuant to the Company’s equity incentive plans in the ordinary course of business and the issuance of Common Shares upon the exercise of warrants and stock options by existing security holders of the Company in the ordinary course of business or any material adverse change in or affecting the business, prospects, operations, assets, condition (financial or otherwise) or results of operations of the Company and its consolidated subsidiaries taken as a whole, (B) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock, in each case, other than as set forth or contemplated in the Pricing Prospectus and the Canadian Pricing Prospectus;

(x) Except as set forth in the Pricing Prospectus and the Canadian Pricing Prospectus, the Company and its subsidiaries do not own any real property. Except as set forth in the Pricing Prospectus and the Canadian Pricing Prospectus, the Company and its subsidiaries have good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such as do not materially affect the value of such property or do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or would not reasonably be expected to result in a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not reasonably be expected to result in a Material Adverse Effect;

(xi) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Province of British Columbia, Canada, with corporate power and authority to own its properties and conduct its business as described in the Pricing Prospectus and the Canadian Pricing Prospectus, and is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified and in good standing in any such jurisdiction would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and each subsidiary of the Company has been duly formed, incorporated or organized and is validly existing and in good standing under the laws of its jurisdiction of formation, incorporation or organization and each subsidiary of the Company has been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified and in good standing in any such jurisdiction would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(xii) All of the issued and outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable, and have been issued in compliance in all material respects with all applicable Canadian, federal, state and foreign securities laws or an exemption thereto and conform in all material respects to the description of the capital stock set forth in the Pricing Prospectus, the Prospectus, the Canadian Pricing Prospectus and the Canadian Final Prospectus; all of the shares of capital stock of each subsidiary of the Company have been duly authorized and are validly issued, fully paid and non-assessable, have been issued in compliance with all applicable Canadian, federal and state and foreign securities laws or an exemption thereto and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims, except to such extent as would not, individually or in the aggregate, have a Material Adverse Effect. None of the outstanding shares of capital stock of the Company were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than as set forth in the Pricing Prospectus, the Prospectus, the Canadian Pricing Prospectus and the Canadian Final Prospectus;

(xiii) Each of this Agreement and the Underwriter’s Warrants (as defined in Section 4 hereof) when delivered in accordance with the terms of this Agreement, has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as rights to indemnification or contribution hereunder may be limited by applicable law or the public policy underlying such law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles;

(xiv) The Securities and the Common Shares underlying the Underwriter’s Warrants have been duly authorized and, when issued and delivered against payment therefore as provided herein and therein, will be validly issued, fully paid and non-assessable. The Securities and the Common Shares underlying the Underwriter’s Warrants conform in all material respects to all statements with respect thereto contained in the Pricing Prospectus, the Prospectus, the Canadian Pricing Prospectus and the Canadian Final Prospectus. When paid for and issued in accordance with the Underwriter’s Warrants, the holders thereof will not be subject to personal liability by reason of being such holders and Common Shares underlying the Underwriter’s Warrants are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Underwriter’s Warrants has been duly and validly taken;

(xv) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act or file a prospectus with any Canadian Securities Authority with respect to any securities of the Company or to require the Company to include such securities with the Securities registered pursuant to the Registration Statement other than as described in the Pricing Prospectus, the Prospectus, the Canadian Pricing Prospectus and the Canadian Final Prospectus, or as have been satisfied, or waived in writing, in connection with the offering contemplated hereby;

(xvi) The issue and sale of the Securities and the Underwriter’s Warrants and the compliance by the Company with all of its obligations under this Agreement, the Underwriter’s Warrants and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give rise to a right of termination under, or result in the acceleration of any obligation under any statute, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for such conflicts, breaches, defaults, violations or rights as would not, individually or in the aggregate, have a Material Adverse Effect, nor will such action result in any violation of (A) the provisions of the articles or other organizational documents of the Company or any of its subsidiaries or (B) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except in the case of clause (B) for such violations as would not reasonably be expected to have a Material Adverse Effect;

(xvii) Except as contemplated by this Agreement, no consent, approval, authorization, order, registration, qualification, permit, license, exemption, filing or notice (each an “Approval”) of, from, with or to any court, tribunal, government, governmental or regulatory authority, self-regulatory organization or body is required for the issue and sale of the Securities and the Underwriter’s Warrants by the Company or the consummation by the Company of the transactions contemplated by this Agreement and the Underwriter’s Warrants, except (A) the registration of the Securities under the Act; (B) such as have been obtained, or may be required under Canadian Securities Laws in connection with filing the Canadian Final Prospectus with the Canadian Qualifying Authorities; (C) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the sale and issuance of the Underwriter’s Warrants to the Representative on the terms hereof and the purchase and distribution of the Securities by the Underwriters; (D) such Approvals as may be required under the rules and regulations of the Financial Industry Regulation Authority, Inc. (“FINRA”); (E) such Approvals as may be required under the rules and regulations of The NASDAQ Capital Market LLC, the TSX Venture Exchange and the Toronto Stock Exchange; and (F) such other Approvals the absence of which would not, individually or in the aggregate, have a Material Adverse Effect, each of which, except for the Approvals contemplated in subparagraphs (B), (C) and (F) herein, has been obtained and no event has occurred that has resulted in, or after notice or lapse of time or both would reasonably be expected to result in, or would otherwise reasonably be expected to result in revocation, suspension, termination or invalidation of any such Approvals or any other impairment of the rights of the holder or maker of any such Approvals;

(xviii) All corporate actions (including those of shareholders) necessary for the Company to consummate the transactions contemplated in this Agreement have been obtained and are in effect;

(xix) Neither the Company nor any of its subsidiaries is (A) in violation of its articles or other organizational documents, (B) in violation of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses, or (C) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for such violations or defaults specified under subparagraphs (B) or (C) herein that would not, individually or in the aggregate, have a Material Adverse Effect;

(xx) The statements set forth in the Pricing Prospectus, the Prospectus, the Canadian Pricing Prospectus and the Canadian Prospectus under the captions “Prospectus Summary - The Offering” and “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Securities, are accurate summaries of such provisions and terms in all material respects;

(xxi) Other than as set forth in the Pricing Prospectus and the Canadian Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and no such proceedings are threatened or to the Company’s knowledge contemplated by governmental authorities or threatened by others;

(xxii) There are no statutes, regulations, contracts or other documents that are required under the Act or Canadian Securities Law, as applicable, to be described in the Pricing Prospectus or the Canadian Pricing Prospectus and no contracts or other documents required to be filed or incorporated by reference as exhibits to the Registration Statement or filed with or incorporated by reference into the Canadian Pricing Prospectus that are not described or filed or incorporated as required;

(xxiii) There are no reports or information that in accordance with the requirements of the Canadian Securities Laws must be made publicly available in connection with the offering of the Securities that have not been made publicly available as required; except for the filing of the Canadian Final Prospectus in accordance with the Short Form Procedures, there are no documents required to be filed as of the date hereof with the Canadian Qualifying Authorities or with any other Canadian Securities Authority in connection with offering of the Securities that have not been filed as required;

(xxiv) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended;

(xxv) At the time of filing the Initial Registration Statement, the Company was not an “ineligible issuer,” as defined in Rule 405 under the Act;

(xxvi) The Company is a reporting issuer in British Columbia, Alberta and Ontario and is not on the list of defaulting reporting issuers maintained by the Canadian Securities Authority in each such Province;

(xxvii) PricewaterhouseCoopers LLP, who have audited certain financial statements of the Company and its subsidiaries, is an independent registered accounting firm as required by the Act and the rules and regulations of the Commission thereunder and is independent with respect to the Company as required by Canadian Securities Laws, as of the date hereof and the Time of Delivery;

(xxviii) The Company is, and will be at the Time of Delivery, in compliance with all material applicable corporate governance requirements of The NASDAQ Stock Market LLC, the TSX Venture Exchange and the Toronto Stock Exchange;

(xxix) There has not been any reportable disagreement (within the meaning of National Instrument 51-102 Continuous Disclosure Obligations) between the Company and its auditors;

(xxx) The consolidated financial statements of the Company and its subsidiaries, and the related notes and schedules thereto, included in the Registration Statement, the Pricing Prospectus and the Canadian Pricing Prospectus present fairly in all material respects the financial position of the Company and its subsidiaries as of the respective dates of such financial statements and schedules, and the shareholders’ equity, results of operations and cash flows of the Company and its subsidiaries for the respective periods covered thereby; such statements, schedules and related notes included in the Registration Statement and the Pricing Prospectus have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) applied on a consistent basis throughout the periods covered thereby, except in the case of unaudited financial statements, which are subject to normal year-end adjustments and do not contain footnotes as permitted by applicable rules of the Commission, and all adjustments necessary for a fair presentation of results for such periods have been made and such statements, schedules and related notes included in the

Canadian Pricing Prospectus have been prepared in conformity with Canadian generally accepted accounting principles (“Canadian GAAP”) and U.S. GAAP, as applicable, applied on a consistent basis throughout the periods involved; and the summary and selected financial data set forth in the Prospectus and the Canadian Pricing Prospectus and the Canadian Final Prospectus under the captions “Summary Consolidated Financial Data”, “Capitalization” and “Selected Consolidated Financial Data” fairly present in all material respects the information set forth therein on the basis stated in the Registration Statement, the Canadian Pricing Prospectus and the Canadian Final Prospectus;

(xxxi) There are no off-balance sheet arrangements, outstanding guarantees or other contingent obligations of the Company that could reasonably be expected to have a Material Adverse Effect;

(xxxii) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act and Canadian Securities Laws) that complies with the requirements of the Exchange Act and Canadian Securities Laws and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(xxxiii) Since the date of the latest audited consolidated financial statements of the Company included in or incorporated by reference into the Pricing Prospectus and the Canadian Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(xxxiv) The Company has established a system of disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act and Canadian Securities Laws) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act and Canadian Securities Laws is recorded, processed, summarized and reported within the time periods specified by the Canadian Securities Authorities under Canadian Securities Laws and the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has no reason to believe that such disclosure controls and procedures are not effective to perform the functions for which they were established;

(xxxv) Except as set forth in the Registration Statement, the Pricing Prospectus, the Prospectus, the Canadian Pricing Prospectus and the Canadian Final Prospectus, the Company has complied in all material respects with, is not in violation of, and has not received any written notices of violation with respect to any laws, statutes, rules, regulations or orders administered, issued or enforced by the U.S. Food and Drug Administration (the “FDA”), Health Canada’s Therapeutic Products Directorate (“TPD”), the European Medicines Agency (“EMEA”), the European Commission’s Enterprise Directorate General, the regulatory agencies within each E.U. Member State granting Marketing Authorization through the Mutual Recognition Procedure (“EU regulatory agencies”) or any other U.S. or foreign federal, state or local governmental or quasi-governmental authority exercising comparable authority over the Company or any of its products (“Governmental Authority”) applicable to the ownership, testing, development, processing, manufacture, packaging, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company (“Applicable Laws”), or any license, certificate, approval, clearance, authorization, permit, application, supplement or amendment required by any Applicable Laws (“Authorizations”). Except as set forth in the Registration Statement, the Pricing

Prospectus, the Prospectus, the Canadian Pricing Prospectus and the Canadian Final Prospectus, the Company possesses all required Authorizations for the conduct of the business of the Company now operated as described in the Registration Statement, the Pricing Prospectus, the Prospectus, the Canadian Pricing Prospectus and the Canadian Final Prospectus and such Authorizations are in full force and effect. Except as set forth in the Registration Statement, the Pricing Prospectus, the Prospectus, the Canadian Pricing Prospectus and the Canadian Final Prospectus, the Company has not received from the FDA or any other Governmental Authority any notice of adverse findings, notices of violations, regulatory letters, warning letters, untitled letters, criminal proceeding notices under Section 305 of the Federal Food, Drug, and Cosmetic Act or other similar communication from the FDA or other Governmental Authority alleging or asserting noncompliance with Applicable Laws or any Authorizations, and there have been no seizures or suspensions of Authorizations conducted or threatened by the FDA, or any other Governmental Authority, and no recalls, market withdrawals, field notifications, notifications of misbranding or adulteration, safety alerts or similar actions relating to the safety or efficacy of the Company’s products or any alleged product defect or violation have been conducted by the Company or requested or threatened by the FDA or any other Governmental Authority. The Company has no knowledge that the FDA or any other Governmental Authority has initiated, conducted or intends to initiate any such notice or action. Except as set forth in the Registration Statement, the Pricing Prospectus, the Prospectus, the Canadian Pricing Prospectus and the Canadian Final Prospectus, the Company has not received notice of any claim, litigation, action, suit, proceeding, hearing, investigation, or other similar action from the FDA or other Governmental Authority alleging that any Company operation or activity is in violation of any Applicable Laws or Authorizations and has no knowledge that the FDA or any other Governmental Authority is considering any such claim, litigation, action, suit, proceeding, hearing, or investigation. Except as set forth in the Registration Statement, the Pricing Prospectus, the Prospectus, the Canadian Pricing Prospectus and the Canadian Final Prospectus, each regulatory submission of the Company’s products has been filed and maintained in material compliance with all Applicable Laws and Authorizations, and all laboratory and clinical studies and tests currently being conducted by the Company and that support clearance or approval of its products are or have been conducted in material compliance with all Applicable Laws and Authorizations. Except as set forth in the Registration Statement, the Pricing Prospectus, the Prospectus, the Canadian Pricing Prospectus and the Canadian Final Prospectus, no filing or submission to the FDA or any other Governmental Authority, contains any material omission or false information, and the Company has not received any notices or correspondence from FDA or any other Governmental Authority, Institutional Review Board or foreign comparable authority requiring termination, suspension or clinical hold of any laboratory and clinical studies and tests conducted or currently being conducted by or on behalf of the Company. Except as set forth in the Registration Statement, the Pricing Prospectus, the Prospectus, the Canadian Pricing Prospectus and the Canadian Final Prospectus, the Company is not aware of any material facts which are reasonably likely to cause (i) the non-approval or non-clearance of any products intended to be sold by the Company, (ii) a change in the marketing classification or labeling of any such products, (iii) a termination or suspension of clinical trials being conducted by or on behalf of the Company, or (iv) a suspension or revocation of any of the Company’s Authorizations. The clinical trials and tests conducted by or on behalf of the Company that are described in, and the results of which are referred to in, the Registration Statement, the Pricing Prospectus, the Prospectus, the Canadian Pricing Prospectus and the Canadian Final Prospectus, if any, are the only clinical trials and tests currently being conducted by or on behalf of the Company, and, to the best of the Company’s knowledge, such studies and tests were and, if still pending, are being conducted in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and in material compliance with Applicable Laws and Authorizations;

(xxxvi) The Company’s Chief Executive Officer and Chief Financial Officer have reviewed and agreed with the selection, application and disclosure of critical accounting policies and have consulted with the Company’s independent registered accounting firm with regard to such disclosure;

(xxxvii) No relationship, direct or indirect, exists between or among the Company, on the one hand, and any director, officer, shareholder, customer, licensor or supplier of the

Company, on the other hand, which is required to be described in the Registration Statement, the Pricing Prospectus, the Prospectus, the Canadian Pricing Prospectus or the Canadian Final Prospectus and which is not so described. There are no outstanding loans, advances or guarantees of indebtedness by the Company to or for the benefit of any of the executive officers or directors of the Company, except as disclosed in the Registration Statement, the Pricing Prospectus, the Prospectus, the Canadian Pricing Prospectus and the Canadian Final Prospectus;

(xxxviii) To the knowledge of the Company, no person associated with or acting on behalf of the Company, including without limitation any director, officer, agent or employee of the Company or its subsidiaries has, directly or indirectly, while acting on behalf of the Company or its subsidiaries (A) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (B) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, (C) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended or (D) made any other unlawful payment;

(xxxix) Except as contemplated by this Agreement and as set forth in the Registration Statement, the Pricing Prospectus, the Prospectus, the Canadian Pricing Prospectus and the Canadian Final Prospectus, no person is entitled to receive from the Company a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated herein;

(xl) The operations of the Company are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, if applicable, applicable money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency in the jurisdictions in which the Company or any of its subsidiaries conduct their respective operations or activities, if any, (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency or authority or body or arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened. Neither the Company nor any of its subsidiaries or controlled affiliates does business with the government of, or with any person located in any country in a manner that violates in any material respect any of the economic sanctions programs or similar sanctions-related measures of the United States as administered by the United States Treasury Department’s Office of Foreign Assets Control; and the net proceeds from the offering contemplated by this Agreement will not be used to fund any operations in, finance any investments in or make any payments to any country, or to make any payments to any person, in a manner that violates any of the economic sanctions of the United States administered by the United States Treasury Department’s Office of Foreign Assets Control;

(xli) Statistical, industry-related and market-related data included in the Registration Statement, the Pricing Prospectus, the Prospectus, the Canadian Pricing Prospectus and the Canadian Final Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate in all material respects;

(xlii) The Company has not distributed and will not distribute prior to the last Time of Delivery (as defined in Section 6 hereof) and completion of the distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Registration Statement, the Pricing Prospectus, the Prospectus, Issuer Free Writing Prospectuses, if any, the Canadian Pricing Prospectus and the Canadian Final Prospectus or such other materials reviewed by the Underwriters or otherwise required by applicable law;

(xliii) Except as set forth in the Registration Statement, the Pricing Prospectus, the Prospectus, the Canadian Pricing Prospectus and the Canadian Final Prospectus, no material labor dispute with the employees of the Company or any of its subsidiaries exists, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors other than as would not reasonably be expected to have a Material Adverse Effect;

(xliv) Except as set forth in the Registration Statement, the Pricing Prospectus, the Prospectus, the Canadian Pricing Prospectus and the Canadian Final Prospectus, the Company possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate U.S. federal, Canadian federal, provincial, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by the Company as described in the Prospectus, the Canadian Pricing Prospectus and the Canadian Final Prospectus, including without limitation, all such registrations, approvals, clearances, certificates, authorizations and permits required by the FDA and any other Governmental Authority engaged in the regulation of clinical trials, medical devices or biohazardous substances or materials, except where the failure to have such Governmental Licenses would not reasonably be expected to have a Material Adverse Effect; the Company is in material compliance with the requirements of all such Governmental Licenses; all of the Governmental Licenses are valid and in full force and effect; and the Company has not received any notice of proceedings relating to the revocation, suspension, modification, withdrawal, or termination of any such Governmental Licenses, and there are no facts or circumstances, including without limitation facts or circumstances relating to the revocation, suspension, modification, withdrawal or termination of any Governmental Licenses held by others, known to the Company, that could lead to the revocation, suspension, modification, withdrawal or termination of any such Governmental Licenses; and the Company has no reason to believe that any party granting any such Governmental Licenses is considering revoking, suspending, modifying, withdrawing, or terminating the same in any material respect; and the Company has not failed, when required, to submit to the FDA an Investigational New Drug Application (“IND”) or a comparable submission to a foreign Governmental Authority for a clinical trial it is conducting or sponsoring; all such submissions and any IND and New Drug Application submissions were in material compliance with applicable laws when submitted; and no material deficiencies have been asserted to the Company by the FDA or any other Governmental Authority with respect to any such submissions;

(xlv) The Company and its subsidiaries (A) are in compliance with any and all applicable Canadian, foreign, federal, state, provincial and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (C) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xlvi) Other than as set forth in the Pricing Prospectus, the Canadian Pricing Prospectus and the Canadian Final Prospectus, the Company and its subsidiaries own or have the right to use pursuant to license, sublicense, agreement or permission all patents, trademarks, service marks, patent applications, trade names, copyrights, trade secrets, domain names, information, proprietary rights and processes (“Intellectual Property”) that the Company reasonably believes to be necessary (i) for the conduct of the business of the Company now operated by them as described in the Pricing Prospectus, the Prospectus, the Canadian Pricing Prospectus and the Canadian Final Prospectus and (ii) without any material conflict with or infringement of the interests of others, and have taken all reasonable steps necessary to secure or perfect its interests in such Intellectual Property and have taken all reasonable steps necessary to secure licenses or assignment of such Intellectual Property from its employees and contractors; except as set forth in the Pricing Prospectus, the Canadian Pricing Prospectus and the Canadian Final Prospectus, the Company has no knowledge of any infringement by any third party of the trademark, trade name, patent, copyright, license, trade secret, know-how, intellectual property or other similar rights of the Company or any of its subsidiaries; except as set forth in the Pricing Prospectus, the Canadian Pricing Prospectus and the Canadian Final Prospectus, the Company is not aware of outstanding options, licenses or agreements of any kind relating to the Intellectual Property of the Company, which are required to be set forth in the Pricing Prospectus, the Canadian Pricing Prospectus or the Canadian Final Prospectus, and, except as set forth in the Pricing Prospectus, the Canadian Pricing Prospectus and the Canadian Final Prospectus, neither the Company nor any of its subsidiaries is a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity which are required to be set forth in the Pricing Prospectus, the Canadian Pricing Prospectus or the Canadian Final Prospectus; to the Company’s knowledge, none of the technology employed by the Company or any of its subsidiaries has been obtained or is being used by the Company or its subsidiaries in violation of any contractual or fiduciary obligation binding on the Company or any of its subsidiaries or any of its directors or executive officers or, to the Company’s knowledge, any of its employees or otherwise in violation of the rights of any persons; except as disclosed in the Pricing Prospectus, the Canadian Pricing Prospectus and the Canadian Final Prospectus, neither the Company nor any of its subsidiaries has received any written or, to the Company’s knowledge, oral communications alleging that the Company or any of its subsidiaries has violated, infringed or conflicted with, or, by conducting its business as set forth in the Pricing Prospectus, the Canadian Pricing Prospectus and the Canadian Final Prospectus, violates, infringes or conflicts with any of the Intellectual Property of any other person or entity which would have a Material Adverse Effect; and the Company and its subsidiaries have taken reasonable measures to prevent the unauthorized dissemination or publication of their confidential information and, to the extent contractually required to do so, the confidential information of third parties in their possession;

(xlvii) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect;

(xlviii) None of the Company and its subsidiaries, nor to the knowledge of the Company, any of the Company’s or its subsidiaries’ directors, officers or controlling persons, have taken or will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Shares to facilitate the sale or resale of the Securities;

(xlix) Except as disclosed in the Registration Statement, the Pricing Prospectus, the Prospectus, the Canadian Pricing Prospectus and the Canadian Final Prospectus, the Company and its subsidiaries each (i) has timely filed all necessary Canadian federal and provincial, United States federal and state, local and foreign tax returns which have been required to be filed as of the date hereof, and all such returns were true, complete and correct in all material respects, (ii) has paid all Canadian federal and provincial, United States federal and state, local and foreign taxes, assessments, governmental or other charges which have become due and are not being contested in good faith and for which an adequate reserve for accrual has been established in accordance with U.S. GAAP and Canadian GAAP, as applicable, and (iii) does not have any tax deficiency or claims outstanding or assessed or, to the best of its knowledge, proposed against any of them, except those, in each of the cases described in clauses (i), (ii) and (iii) of this paragraph (d), that would not, singularly or in the aggregate, have a Material Adverse Effect. The Company has not participated in a “reportable transaction” within the meaning of U.S. Treasury regulation Section 1.6011-4(b) or a “listed transaction,” as defined in Section 6707A(c)(2) of the Internal Revenue Code of 1986, as amended. The accruals and reserves on the books and records of the Company and its subsidiaries in respect to tax liabilities for any taxable period not yet finally determined are adequate to meet any assessments and related liabilities for any such period, and since October 16, 2002 the Company and its subsidiaries each has not incurred any liability for taxes other than in the ordinary course;

(l) Except as disclosed in the Registration Statement, the Pricing Prospectus, the Prospectus, the Canadian Pricing Prospectus and the Canadian Final Prospectus, the Common Shares are listed on the TSX Venture Exchange, and the Company has taken no action designed to, or likely to have the effect of, delisting the Common Shares from the TSX Venture Exchange, nor has the Company received any notification that the TSX Venture Exchange contemplates terminating such listing;

(li) The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate “ means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification; neither the Company nor any of its subsidiaries is subject to, nor do any of its employees benefit from, whether pursuant to applicable employment laws, regulations, extension orders or otherwise, any agreement, arrangement, understanding or custom with respect to employment (including, without limitation, termination thereof);

(lii) The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith that are then in effect and which the Company is required to comply with as of the effectiveness of the Registration Statement;

(liii) Except as described in the Pricing Prospectus, the Prospectus, the Canadian Pricing Prospectus and the Canadian Final Prospectus, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any FINRA member; or (iii) to any person or entity that has any direct or indirect affiliation or association with any FINRA member, in each case within the 12 months prior to the date hereof, other than the prior payments of an aggregate $50,000 to the Representative and payments to the Representative and the Underwriters as provided hereunder;

(liv) None of the net proceeds of the offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein; all of the information provided by or behalf of the Company in writing to the Representative or to the Underwriter’s counsel specifically for use by the Underwriter’s counsel in connection with its COBRADesk filings (and related disclosure) with FINRA is true, complete and correct in all material respects;

(lv) To the Company’s knowledge, no officer, director or any beneficial owner of the Company’s unregistered securities has any direct or indirect affiliation or association with any FINRA member (as determined in accordance with the rules and regulations of FINRA) except as set forth in the Registration Statement, the Pricing Prospectus, the Prospectus, the Canadian Pricing Prospectus and the Canadian Final Prospectus. The Company will advise the Representative and Sichenzia Ross Friedman Ference LLP if it learns that any officer, director or owner of at least 5% of the Company’s outstanding Common Shares (or securities convertible into Common Shares) is or becomes an affiliate or associated person of a FINRA member participating in the offering of Securities;

(lvi) The Company and its subsidiaries, where applicable, have properly filed or caused to be filed with the United States Patent and Trademark Office (the “PTO”) and applicable Canadian, foreign and international patent authorities all pending or issued patent applications owned by the Company (the “Company Patent Applications”); and to the knowledge of the Company, the Company and its subsidiaries have complied with the PTO’s duty of candor and disclosure, have disclosed all material facts, printed publications and patent references to the PTO, if any, and have not knowingly made a material misrepresentation in the Company Patent Applications filed in the United States; and to the knowledge of the Company, the Company and its subsidiaries have disclosed all material facts, printed publications and patent references to those patent offices to the extent required by the applicable jurisdiction and have not knowingly made a material misrepresentation in the Company Patent Applications filed outside the United States; and to the knowledge of the Company and except as disclosed in the Prospectus, the Canadian Pricing Prospectus and the Canadian Final Prospectus, neither the Company nor its subsidiaries has knowledge of any fact which would preclude the patentability, validity or enforceability of any patents and patent applications in the Company’s Intellectual Property; and neither the Company nor its subsidiaries has knowledge of any information which would preclude the Company, its subsidiaries or, as applicable, its licensors from having clear title to the patents and patent applications in the Company’s Intellectual Property; and except as disclosed in the Pricing Prospectus, the Prospectus, the Canadian Pricing Prospectus and the Canadian Final Prospectus, all assignments for all patents and/or patent applications in the Company’s Intellectual Property have been properly executed and/or submitted for recordation for each named inventor; and

(lvii) The minute books and corporate records of the Company and its subsidiaries are true and correct in all material respects and contain all minutes of all meetings and all resolutions of the directors (and any committees of such directors) and shareholders of the Company and its subsidiaries as at the date hereof and at the Time of Delivery will contain the minutes of all meetings and all resolutions of the directors (and any committees of such directors) and shareholders of the Company and its subsidiaries.

2. Subject to the terms and conditions herein set forth, (a) the Company agrees to sell to each of the Underwriters, and each of the Underwriters agree severally and not jointly, to purchase from the Company, at a purchase price per Firm Share of $            , the number of Firm Shares set forth opposite its name on Schedule I hereto, subject to adjustment in accordance with Section 12 hereof, and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Option Shares as provided below, the Company agrees to sell to the Underwriters, severally and not jointly, and the Underwriters agree to purchase from the Company, the Option Shares, at the purchase price per share set forth in clause (a) of this Section 2.

For the purpose of covering any over-allotments in connection with the distribution and sale of the Firm Shares, the Company, hereby grants to the Underwriters the right to purchase at their election all or any part of the Option Shares at the purchase price per Option Share set forth in the paragraph above. Any such election to purchase all or any part of the Option Shares may be exercised only by written notice from the Representative to the Company, given within a period of 45 calendar days after the date of this Agreement and setting forth the aggregate number of Option Shares to be purchased and the date on which such Option Shares are to be delivered, as determined by the Representative but in no event earlier than the Time of Delivery or, unless the Representative and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by the Representative of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4. The Company hereby agrees to issue and sell to the Representative (and/or its designees) at the Time of Delivery (as defined below) warrants (“Underwriter’s Warrants”) for the purchase of an aggregate of              [5% of the Firm Shares] Common Shares for an aggregate purchase price of $100.00. The Underwriter’s Warrants shall be in the form filed as an exhibit to the Registration Statement and shall be exercisable, in whole or in part, commencing six (6) months after the date hereof and expiring five (5) years after the date hereof at an initial exercise price per Common Share of $             [125% of the public offering price of the Firm Shares]. The Representative understands and agrees that there are significant restrictions pursuant to FINRA Rule 5110 against transferring the Underwriter’s Warrants and the Common Shares issuable upon exercise thereof and by its acceptance thereof shall agree that it will not, sell, transfer, assign, pledge or hypothecate the Underwriter’s Warrants, or any potion thereof, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities for a other than in accordance with Rule 5110.

5. Delivery and payment for the Underwriter’s Warrants shall be made at the Time of Delivery and shall be issued in the name or names and in such authorized denominations as the Representative may request upon at least three business days’ prior notice to the Company.

6. The Company will deliver the Securities to the Underwriters against receipt of payment of the purchase price therefore by wire transfer of Federal (same-day) funds to the account specified by the Company pursuant to written instructions of the Company. The time and date of such delivery and payment shall be, with respect to the Securities, 9:30 a.m., New York time, on                  , 2010, or such other time and date as the Company and the Representative shall agree, and upon satisfaction by the Company of all of the conditions to closing set forth in this Agreement. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery,” such time and date for delivery of the Option Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.” If the Representative so requests, delivery of the Firm Shares and Option Shares, if any, shall be made by credit through full fast transfer to the accounts at the Depositary Trust Company designated by the Representative. The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 10 hereof, including the cross receipt for the Securities and any additional documents requested by the Representative pursuant to Section 10(j) hereof, will be delivered at the offices of Sichenzia Ross Friedman Ference LLP (the “Closing Location”). A meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. The Company shall not be obligated to sell or deliver the Firm Shares, except upon tender of payment by the Representative for all the Firm Shares. For the purposes of this Section 6, “New York Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions are authorized or obligated by law to close in New York City. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction the Underwriters are acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriters have advised or are currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

7. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form reviewed by the Representative and to file such Prospectus pursuant to Rule 424(b) under the Act within the time period prescribed; to prepare the Canadian Final Prospectus in a form reviewed by the Representative and to file such Canadian Final Prospectus with the Canadian Qualifying Authorities pursuant to the Short Form Procedures under and in conformity in all material respects with Canadian Securities Laws at the time the Prospectus is filed with the Commission in accordance with this Agreement; to make no further amendment or any supplement to the Registration Statement, the Prospectus or the Canadian Final Prospectus prior to the Time of Delivery which shall be disapproved by the Representative promptly after reasonable notice thereof; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement or the Canadian Final Prospectus has been filed or becomes effective or a receipt in respect of any such amendment has been issued, as the case may be, or any supplement to the Prospectus or Canadian Final Prospectus or any amended Prospectus or any amended Canadian Final Prospectus has been filed and to furnish the Representative with copies thereof (including copies of any Incorporated Documents and any documents incorporated by reference into such amended Canadian Final Prospectus); to file promptly all material required to be filed by the Company with the Canadian Securities Authorities under Canadian Securities Laws or the Commission pursuant to Rule 433(d) under the Act; to advise the Representative, promptly after it receives notice thereof, of the issuance by any Canadian Securities Authority or the Commission of any stop order or of any order preventing or suspending the use of the Canadian Pricing Prospectus, the Canadian Final Prospectus, any preliminary prospectus or other prospectus in respect of the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the receipt of any notification with respect to the suspension of the Common Shares for listing on the TSX Venture Exchange or the Toronto Stock Exchange, as the case may be, or The NASDAQ Capital Market, of the initiation or threatening of any proceeding for any such purpose, or of any request by any Canadian Qualifying Authority or the Commission for the amending or supplementing of the Registration Statement, the Prospectus or the Canadian Final Prospectus, as applicable, or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Canadian Pricing Prospectus, the Canadian Final Prospectus, any preliminary prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; if required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by the Representative and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act, and to make no further amendment or supplement to such form of prospectus which shall not be reviewed by the Representative promptly after reasonable notice thereof;

(b) Promptly from time to time to take such action as the Representative may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c) On the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus and the Canadian Final Prospectus in New York City and Toronto in such quantities as the Representative may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify the Representative and upon the Representative’s request to prepare and furnish without charge to the Underwriters and to any dealer in securities as many written and electronic copies as the Representative may from time to time reasonably request of an amended Prospectus and an amended Canadian Final Prospectus or a supplement to the Prospectus and a supplement to the Canadian Final Prospectus which will correct such statement or omission or effect such compliance (including copies of any Incorporated Documents and any documents incorporated by reference with such amended or supplemented Canadian Final Prospectus), and in case the Underwriters are required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon the Representative’s request but at the expense of the Underwriters, to prepare and deliver to the Underwriters as many written and electronic copies as the Representative may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act and an amended or supplemented Canadian Final Prospectus (including copies of any Incorporated Documents and any documents incorporated by reference into such amended or supplemented Canadian Final Prospectus);

(d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earning statement (as defined in Rule 158(a) under the Act) of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e) Unless otherwise publicly available in electronic format on the website of the Company or filed with the Commission and the Canadian Securities Authorities, to furnish to its shareholders (i) as soon as practicable following the date required to be filed with the Commission and the Canadian Securities Authorities, an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) for each completed fiscal year after the effective date of the Registration Statement, and (ii) as soon as practicable following the date required to be filed with the Commission and the Canadian Securities Authorities, consolidated summary financial information of the Company and its subsidiaries in reasonable detail on a quarterly basis for each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement);

(f) During a period of three years from the effective date of the Registration Statement, unless otherwise publicly available in electronic format on the website of the Company or filed with the Commission and the Canadian Securities Authorities, to (i) furnish to the Representative copies of all reports or other communications (financial or other) generally furnished to all shareholders, (ii) deliver to the Representative, as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or quotation system on which any class of securities of the Company is listed or quoted (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission), and (iii) deliver to the Representative such additional information concerning the business and financial condition of the Company as the Representative may from time to time reasonably request, other than non-public information which may be provided by the Company to the Representative at its discretion in light of trade secrets, attorney-client privilege or with respect to competitively sensitive information and subject to execution of a non-disclosure agreement in a form reasonably satisfactory to the Company and the Representative;

(g) To maintain, at its expense, a registrar and transfer agent for the Common Shares;

(h) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Prospectus, the Prospectus, the Canadian Pricing Prospectus and the Canadian Final Prospectus under the caption “Use of Proceeds”;

(i) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing pay to the Commission the filing fee for the Rule 462(b) Registration Statement.;

(j) To refrain from taking at any time, directly or indirectly, any action designed or that might reasonably be expected to cause or result in, or that will constitute, stabilization of the price of the shares of any security of the Company;

(k) The Company and its subsidiaries will comply, in all material respects, with all effective applicable provisions of the Sarbanes-Oxley Act of 2002 (not later than the relevant statutory and regulatory deadlines therefor);

(l) Prior to effecting a merger, capital stock exchange, asset acquisition or other similar business combination, the Company agrees to use its commercially reasonable efforts to maintain the registration of its Common Shares pursuant to Section 12 of the Exchange Act and the listing of its Common Sharers on The NASDAQ Capital Market for a period of at least three (3) years after the Time of Delivery, subject to the Company’s board of directors exercising their fiduciary duties in good faith.

(m) The Company agrees that it will not issue press releases or engage in any other publicity without the prior consent of the Representative for a period of forty (40) days from the Closing Date, except for normal and customary releases issued in the ordinary course of the Company’s business; and

(n) On an annual basis, to make a prompt determination as to whether it was a “passive foreign investment company” within the meaning of Section 1297(a) of the Code for the preceding fiscal year, including any qualifications; to promptly report such determination in the next filing of an annual report with the Commission and to provide shareholders with the necessary information to make a “qualified electing fund” election as defined under the Code; provided, however, that nothing in this Section 7(o) shall be interpreted as an undertaking to qualify as a “passive foreign investment company.”

8. (a) The Company represents and agrees that, without the prior consent of the Representative, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act.

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus used in accordance with Section 8(a) hereof, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show.

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus used in accordance with Section 8(a) hereof any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Underwriters and, if requested by the Representative, will prepare and furnish without charge to the Underwriters an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company with respect to the Underwriters by the Representative expressly for use therein.

(d) The Company agrees that if the Firm Shares are sold in accordance with the terms of this Agreement, the Representative shall have, for the 12-month period following the First Time of Delivery, (i) the right of first refusal to act as, in the Company’s discretion, lead underwriter or minimally as a co-manager with at least 50% of the economics, or, in the case of a three-underwriter transaction, 33% of the economics, for each and every future public equity and public debt offerings in the United States and (ii) the right to participate as a broker-dealer on an agency basis in each and every future equity and debt private placement transaction in the United States on the same compensation terms offered by the Company to other participating broker-dealers or agents in Canada and the United States of the Company, or any successor to or any subsidiary of the Company. The Company and any such subsidiary or successor will consult the Representative with regard to any such proposed financing and will offer the Representative the opportunity to purchase or sell any such securities on terms not more favorable to the Company or any such subsidiary or successor, as the case may be, than it or they can secure elsewhere. If the Representative fails to accept such offer within 5 business days after the mailing of a notice containing the material terms of the proposed financing proposal by registered mail or overnight courier service addressed to the Representative, then the Representative shall have no further claim or right with respect to the financing proposal contained in such notice. If, however, the terms of such financing proposal are subsequently modified in any material respect, the preferential right referred to herein shall apply to such modified proposal as if the original proposal had not been made. The Representative’s failure to exercise its preferential right with respect to any particular financing proposal under clauses (i) or (ii) above shall not affect its preferential rights relative to future financing proposals under this Section 8(d). The right of first refusal, as described herein, will be terminated in the event the Agreement is terminated pursuant to Section 12 below. The provisions of this Section 8(d) shall not apply to (A) the Securities to be sold hereunder, (B) issuances of Common Shares upon the exercise of the Underwriter’s Warrants offered hereby, (C) issuances of Common Shares upon the exercise of currently outstanding warrants or amendments to the warrant agreements related thereto, (D) granting options under the Company’s incentive compensation plans described in the Pricing Prospectus, the Prospectus, the Canadian Pricing Prospectus and the Canadian Final Prospectus or issuances of Common Shares upon exercise of any such options, (E) issuances of Common Shares issuable pursuant to agreements in effect as of the date hereof or amendments related thereto or (F) issuing Common Shares in connection with strategic acquisitions or issuing Common Shares subject to shareholder approval.

9. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company covenants and agrees with the Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, the Canadian Pricing Prospectus and the Canadian Final Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the Company’s cost of printing or producing this Agreement, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state and Canadian Securities Laws as provided in Section 7(b) hereof, including legal fees of $5,000 for counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Securities on The NASDAQ Capital Market and the Toronto Stock Exchange; (v) the cost of preparing certificates representing the Securities; (vi) the cost and charges of any transfer agent or registrar; (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, including reimbursement of up to $10,000 of such “road show” costs and expenses described in this clause (vii) incurred by the Underwriters; (viii) all fees, expenses and disbursements relating to background checks of the Company’s officers and directors in an amount not to exceed $20,000 in the aggregate; (ix) the costs associated with bound or CD-ROM volumes of the public offering materials, of which the Company or its designee will provide within a reasonable time after the closing in such quantities as the Representative may reasonably request; (x) the costs associated with post-closing advertising the offering in the national editions of the Wall Street Journal and New York Times in an amount not to exceed $10,000 in the aggregate; and (xi) the $16,000 cost and expenses incurred by the Representative for the use of i-Deal’s book building, prospectus tracking and compliance software for the offering. The Company further agrees that at the Time of Delivery it will pay to the Representative a non-accountable expense allowance equal to one percent (1.00%) of the gross proceeds received by the Company from the sale of the Firm Shares by deduction from the proceeds of the offering contemplated herein, $50,000 of which has been paid to date. Except as provided in this Section, and Sections 11 and 14 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of its counsel, stock transfer taxes on resale of any of the Securities by it, and any advertising expenses connected with any offers it may make. Furthermore, notwithstanding the provisions of this Section 9, to the extent this Agreement is terminated, any amounts owed to the Underwriters pursuant to this Section 9 and Section 14 shall only be paid by the Company to the extent they are reasonably incurred and the Underwriters shall reimburse the Company for any of the $50,000 advance made for any expenses not reasonably incurred.

10. The obligations of the several Underwriters hereunder, as to the Securities to be delivered at the Time of Delivery, shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct , the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 7(a) hereof and the Canadian Final Prospectus shall have been filed with the Canadian Qualifying Authorities pursuant to the Short Form Procedures under Canadian Securities Laws and the Reviewing Authority shall have issued a receipt for the Canadian Final Prospectus; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 and all material required to be filed by the Company with the Canadian Securities Authorities under Canadian Securities Laws shall have been filed; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; no order of any securities commission, securities regulatory authority or stock exchange in Canada to cease distribution of the Securities under the Canadian Final Prospectus shall have been issued, and no proceedings for such purpose shall have been instituted or, to the knowledge of the Company, threatened; and all requests for additional information on the part of any Canadian Securities Authority or the Commission shall have been complied with to the Representative’s reasonable satisfaction;

(b) Sheppard, Mullin, Richter & Hampton LLP, U.S. counsel for the Company and Farris, Vaughan, Wills & Murphy LLP, Canada counsel to the Company, shall have each furnished to the Representative their written opinion, dated the Time of Delivery, in the forms attached as Schedule III and Schedule IV, respectively, hereto;

(c) Dechert LLP, U.S. intellectual property counsel for the Company shall have furnished to you their written opinion, dated the Time of Delivery, in the form attached as Schedule V, hereto;

(d) Hyman, Phelps & McNamara, P.C., U.S. regulatory counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, in the form attached as Schedule VI, hereto;

(e) On the date of this Agreement at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to the Representative a letter, dated the date of delivery thereof, in form attached as Schedule VII hereto; provided that the letter delivered at the Time of Delivery shall use a “cut-off date” not earlier than three days prior to the date hereof;

(f) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements filed with the Canadian Securities Authorities and the Commission as part of the Registration Statement and included in the Pricing Prospectus, the Prospectus, the Canadian Pricing Prospectus and the Canadian Final Prospectus, as the case may be, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, the Canadian Pricing Prospectus and the Canadian Final Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus, the Prospectus, the Canadian Pricing Prospectus and the Canadian Final Prospectus, there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the business, operations, assets, condition (financial or otherwise) or results of operations of the Company and its consolidated subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the Prospectus, the Canadian Pricing Prospectus and the Canadian Final Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representative so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus, the Prospectus, the Canadian Pricing Prospectus and the Canadian Final Prospectus;

(g) On or after the Applicable Time, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or The NASDAQ Capital Market or in the over-the-counter market, or any setting of minimum or maximum prices for trading on any such exchange; (ii) a suspension or material limitation in trading in any of the Company’s securities on the TSX Venture Exchange or the Toronto Stock Exchange, as applicable, other than any halt of trading on the TSX Venture Exchange as a result of the contemplated closing of the offering and/or graduation of the Company’s listing of its common shares to Toronto Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or Canadian or New York or province or state authorities or a material disruption in commercial banking or securities settlement or clearance services in Canada or the United States; (iv) the outbreak or escalation of hostilities involving Canada or the United States or the declaration by Canada or the United States of a national emergency or war, or (v) the occurrence of any other national calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus and the Canadian Final Prospectus;

(h) The Firm Shares and Optional Shares, if any, to be sold at the Time of Delivery shall have been duly listed for quotation on The NASDAQ Capital Market and the TSX Venture Exchange or the Toronto Stock Exchange, as the case may be, and the Company shall have complied with all obligations of The NASDAQ Capital Market and the TSX Venture Exchange or the Toronto Stock Exchange, as the case may be, relating to the sale of the Securities;

(i) The Company shall have complied with the provisions of Section 7(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(j) The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its respective obligations hereunder to be performed at or prior to the Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (e) of this Section;

(k) The Representative shall have received confirmation from FINRA that it has not raised any objection to the fairness and reasonableness of the underwriting terms and arrangements; and

(l) Each of the Company’s officers and directors have delivered an executed lock-up agreement in the form agreed to by the Company and the Representative prior to the date of this Agreement, which provides that for a period of one hundred eighty (180) days from the effective date of the Registration Statement, such persons and their affiliated parties shall not sell, contract to sell, grant any option for the sale or otherwise dispose of any of your equity securities, or any securities convertible into or exercisable or exchangeable for our equity securities, without the consent of the Representative.

11. (a) The Company will indemnify and hold harmless each of the Underwriters and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act from and against any losses, claims, damages or liabilities, joint or several, to which such Underwriters or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any Preliminary Prospectus, the Pricing Prospectus, any Issuer Free Writing Prospectus, the Prospectus, the Canadian Pricing Prospectus or the Canadian Final Prospectus or any amendment or supplement thereto, or any Incorporated Documents or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, or any Preliminary Prospectus, the Pricing Prospectus, any Issuer Free Writing Prospectus, the Prospectus, the Canadian Pricing Prospectus or the Canadian Final Prospectus, or any amendment or supplement thereto, or any Incorporated Documents in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities (or actions in respect thereof) that arise out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any Preliminary Prospectus, the Pricing Prospectus, any Issuer Free Writing Prospectus, the Prospectus, the Canadian Pricing Prospectus or the Canadian Final Prospectus or any amendment or supplement thereto, or any Incorporated Documents or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, or any Preliminary Prospectus, the Pricing Prospectus, any Issuer Free Writing Prospectus, the Prospectus, the Canadian Pricing Prospectus or the Canadian Final Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by the Representative expressly for use therein, it being understood that the only such information furnished by any Underwriter through the Representative consists of the information set forth in the second, third and fourth sentences of the first paragraph, the second paragraph, the seventh paragraph, the sixteenth paragraph and the eighteenth through forty seventh paragraphs under the caption “Underwriting” in the Prospectus; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 11 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The obligations of the Company under this Section 11 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 11 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

12. If any Underwriter or Underwriters default in their obligations to purchase the Securities hereunder at a Time of Delivery and the aggregate number of shares of Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Securities that the Underwriters are obligated to purchase at such Time of Delivery, the Representative may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Time of Delivery, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Securities that such defaulting Underwriters agreed but failed to purchase at such Time of Delivery. If any Underwriter or Underwriters so default and the aggregate number of shares of Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Securities that the Underwriters are obligated to purchase at such Time of Delivery, the Representative shall use its reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the number of shares of Securities that the defaulting Underwriter or Underwriters failed to purchase and if arrangements satisfactory to the Representative and the Company for the purchase of such Securities by such other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Sections 11 and 14 (provided that if such default occurs with respect to Option Shares after the First Time of Delivery, this Agreement will not terminate as to the Firm Shares or any Option Shares purchased prior to such termination). In the event of a default by any Underwriter or Underwriters, as set forth in this Section 12, the First Time of Delivery or any Second Time of Delivery, as

the case may be, may be postponed for such period, not exceeding seven days, as the Representative may determine in order that the required changes in the Registration Statement, the Prospectus or the Canadian Final Prospectus or in any other documents or arrangements may be effected. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

13. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter, or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

14. If this Agreement shall be terminated pursuant to Section 12 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 9 and 11 hereof; but, if for any other reason any Securities are not delivered by or on behalf of the Company as provided herein, the Company will also reimburse the Underwriters for all out of pocket expenses approved in writing by the Company, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities not so delivered, in the aggregate up to a maximum of $100,000 for all such expenses, less amounts, if any, previously paid to the Representative in reimbursement of such expenses, but the Company shall then be under no further liability to any Underwriter in respect of the Securities not so delivered except as provided in Section 11 hereof.

15. In all dealings hereunder, the Representative shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representative. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Representative in care of:

Rodman and Renshaw, LLC

1251 Avenue of Americas, 20th Floor

New York, New York 10020

Attn: General Counsel

Fax No.: 646.841.1640

Copy to:

Sichenzia Ross Friedman Ference LLP 61 Broadway, 32nd Floor New York, New York 10006 Attn: Jeffrey J. Fessler, Esq. Fax: 212.930.9725

and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Chief Executive Officer, with a copy to the Company’s legal counsel to the address of such legal counsel set forth on the cover of the Registration Statement. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

16. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters and the Company and, to the extent provided in Sections 11 and 13 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

17. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

18. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 15 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefore.

19. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

20. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior and all contemporaneous agreements (whether written or oral), understandings and negotiations with respect to the subject matter hereof. This Agreement may only be amended or modified in writing signed by all of the parties hereto.

[Signature Page Follows]

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and the Representative plus one for each counsel, of any counterparts hereof, and upon the acceptance hereof by you, on behalf of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company.

Very truly yours,

Med BioGene Inc.

By:

Name:

Title:

Accepted as of the date hereof at New York, New York

Rodman & Renshaw, LLC Acting on behalf of itself and as the Representative of the several Underwriters named in Schedule I hereto

By:

Name:

Title:

(Signature Page to Underwriting Agreement)

SCHEDULE I

UNDERWRITERS

Underwriters	Number of Firm Shares to be Purchased
Rodman & Renshaw, LLC
ThinkEquity LLC
Dundee Securities Corporation
Dundee Securities Inc.